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                                      EX-23(ii)
BRADY
MARTZ
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS





UNITED STATES SECURITIES AND
  EXCHANGE COMMISSIONER
WASHINGTON DC 20549

RE:   FORM S-11 REGISTRATION STATEMENT
      INVESTORS REAL ESTATE TRUST CIK0000798359

TO WHOM IT MAY CONCERN:

We hereby consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust on Form S-11, of the consolidated financial statements and additional information of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1997, as well as our Independent Auditor's Report dated May 23, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

We also acknowledge that we are aware that said Form S-11 Filing includes the unaudited consolidated financial report of the Registrant for the six-month period ended October 31, 1997.


BRADY MARTZ & ASSOCIATES, P.C.

November 26, 1997

BRADY, MARTZ & ASSOCIATES, P.C.
24 West Central P.O. Box 848
Minot, ND 58702-0848 (701) 852-0196  Fax (701) 839-5452

OTHER OFFICES:  Grand Forks, ND   Bismarck, ND
                Devils Lake, ND   Thief River Falls, MN





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